[LETTERHEAD OF GHASSEMI, PHOEL & COMPANY]


                                                                October 28, 1998


Security and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


          Re:  Megadata Corporation
               Commission File # 0-7642

Gentlemen:

We have read the above referenced Registrant's response to item 4 - Changes in Registrant's Certifying Accountant with respect to its Current Report on Form 8K dated October 28, 1998 and concur with the statements made therein.

Yours truly,


/s/ Sy Ghassemi
-----------------------------
    Sy Ghassemi C.P.A.
    Ghassemi, Phoel & Co.